

MOBILE PAYMENTS: SEAMLESS FUND TRANSFERS ONLINE AND ON THE GO

BILL CLARK, PRESIDENT
SPINDLE, INC

SPINDLEHQ.COM

SPINDLE

MPCS

CHALLENGES OF TODAY

- Fraud / Security
  - Will mobile increase the fraud?
  - What if a mobile solution could actually reduce fraud?

- Seamless access to payment types
  - Credit cards are not suitable for every use case
    - P2P, Bill Pay, instant funds transfers
    - Checks, ACH, wires

- Regulatory considerations for payment solutions
  - Bank Secrecy Act (BSA) - AML- SAR
  - Patriot Act - KYC - OFAC
  - Federal and State – Money Service Business (MSB) - licensing and registration
  - PCI - MATCH - Underwriting - Fraud monitoring



SPINDLE

MPC$

INFLUENCERS THAT HELP SHAPE THE FUTURE

- Technology / Innovation
  - Convergence of Phone / Tablet / PC / Car…..
- Compliance
  - Regulatory / Legal
    - Durban (debit fee caps / competitive networks)
    - Legal - recent court decision to allow surcharging
  - EMV (chip and PIN cards)
  - Who owns the “data”
- Collaboration between suppliers
  - Recent example: PayPal and Discover Aug 22, 2012
  - The cloud enables many opportunities



SPINDLE

MPC$

MOBILE ECOSYSTEM


Location Based Services
Security
P2P / P2B
Check / ACH
Savings
Social Media
Mobile Commerce
Loyalty
Couponing
Ecommerce
Mobile Retail
Check / ACH
Marketing
Nurturing
Converting



SPINDLE

MPCS

WHAT'S IN IT FOR ME?

- Consumer
  - Trust, confidence, security
  - Utility, convenience, flexibility
- Merchant
  - Consumer engagement / Loyalty
  - Continuity between Brick & Mortar, ecommerce, marketing--delivering ROI
- Suppliers - Banks / Telcos / Associations / Affinity Groups / 'Communities'
  - Competitive advantage - Customer retention
  - Branding - Top of wallet
  - Customer engagement / Retention
  - Revenue



RECAP

- Nascent market
  - Authentication is an absolute requirement
  - Acceptance must be universal
- Look for solutions that offer a seamless experience
  - Phone / Tablet / PC / … In the future: the Car
  - Retail / Dining / Vending / Drive-thru
  - P2P / Billpay / Transfers
- There must be benefits for all stakeholders
  - New revenue opportunities / Lower costs
  - Branding / Customer retention
  - Value for stakeholders
- ***Mobile is changing how we do business***



ABOUT SPINDLE

- Spindle is a supplier of a white-label mobile ecosystem
  - Cloud based Wallet
    - Retail and Ecommerce purchases
    - Person-to-person payments
    - Bill Pay / Check / ACH / ATM
    - Social integration
  - Merchant Services
    - Payment Services Provider (PSP) - processing services
      - Card, Check, ACH, PrePaid
    - Mobile and Web based payment services
  - Merchant and Consumer Engagement
    - Coupons / Loyalty / Advertising
    - Access to National advertisers
- **Your brand / Your customer / Your program**



MPCO$

THANK YOU

SPINDLE

www.SpindleHQ.com